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                                                                      EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the following Registration Statements of Lafarge North America (formerly Lafarge Corporation) previously filed with the Securities and Exchange Commission: (i) Registration Statement on Form S-8, File No. 2-92414, (ii) Registration Statement on Form S-8, File No. 33-9813, (iii) Registration Statement on Form S-8, File No. 33-32645, (iv) Registration Statement on Form S-3, File No. 33-32644 (which also constitutes Post-Effective Amendment No. 6 to Registration Statement on Form S-1, File No. 2-82548), (v) Registration Statement on Form S-8, File No. 33-20865, (vi) Registration Statement on Form S-3, File No. 33-46093 (which also constitutes Post-Effective Amendment No. 7 of Registration Statement on Form S-1, File No. 2-82548), (vii) Registration Statement on Form S-8, File No. 33-51873, (viii) Registration Statement on Form S-8, File No. 333-65897, (ix) Registration Statement on Form S-8, File No. 333-65899, and (x) Registration Statement on Form S-3, File No. 333-57333.






                                                             ARTHUR ANDERSEN LLP


Vienna, Virginia
March 25, 2002